UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2018

MABVAX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31265	93-0987903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11535 Sorrento Valley Rd., Suite 400
San Diego, CA 92121
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 259-9405

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01
Entry into a Material Definitive Agreement.

On February 2 and February 3, 2018, MabVax Therapeutics Holdings, Inc. (the “Company”) entered into separate purchase agreements (the “Purchase Agreements”) with accredited investors (the “Investors”) pursuant to which it agreed to sell an aggregate of $2,100,000 worth of shares of common stock, par value $0.01 per share (the “Common Stock”) at a purchase price of $0.75 per share (or, at the election of any Investor who, as a result of receiving common stock would hold in excess of 4.99% of our issued and outstanding Common Stock, shares of our newly designated 0% Series M Convertible Preferred Stock (the “Series M Preferred Stock”)) and a three year warrant to purchase shares of Common Stock equal to seventy percent (70%) of such number of shares of Common Stock purchased (or, if Series M Preferred Stock, seventy percent (70%) of the shares of Common Stock issuable upon conversion of the Series M Preferred Stock) (the “Warrants”). Of the Purchase Agreements accepted, Investors elected $1,400,000 to be in the form of shares of Series M Preferred Stock.

The net proceeds of the private placement were $2,050,000 after transaction costs of $50,000. Neither the Series M Preferred Stock nor the warrants will be separately listed on any securities exchange or other trading market. No bank was used for this transaction.

The Warrants are exercisable, at any time on or after the sixth month anniversary of the closing date, at a price of $0.90 per share, subject to adjustment, and expire three years from the initial exercise date. The holders may, subject to certain limitations, exercise the Warrants on a cashless basis if not registered under the Securities Act of 1933, as amended, within 120 days of issuance. The Company is prohibited from effecting an exercise of any Warrant to the extent that, as a result of any such exercise, the holder would beneficially own more than 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of such Warrant.

The shares and Warrants were offered and sold solely to “accredited investors” in reliance on the exemption from registration afforded by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company entered into separate registration rights agreements (the “Registration Rights Agreements”) with each of the Investors, pursuant to which the Company agreed to undertake to file a registration statement to register the resale of the shares within thirty (30) days following the closing date, to cause such registration statement to be declared effective as set forth therein and to maintain the effectiveness of the registration statement until all of such shares of Common Stock have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act, without any restrictions.

The foregoing descriptions of the Purchase Agreements, Warrants and the Registration Rights Agreements are not complete and are qualified in their entireties by reference to the full text of the form of Purchase Agreement, the form of the Warrant and the form of Registration Rights Agreement, copies of which are filed as Exhibit 10.1, Exhibit 4.1 and Exhibit 10.2, respectively, to this Report and are incorporated by reference herein.

Item 3.02
Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 above, which is incorporated by reference, in its entirety, into this Item 3.02.

Item 5.03
Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 1, 2018, the Company filed a Certificate of Designations, Preferences and Rights of the 0% Series M Convertible Preferred Stock (the “Certificate of Designations”) with the Delaware Secretary of State, designating 10,000 shares of preferred stock as Series M Preferred Stock.

The shares of Series M Preferred Stock are convertible into shares of Common Stock based on a conversion calculation equal to the stated value of the Series M Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series M Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series M Preferred Stock is $300 and the initial conversion price is $0.75 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.

In the event of a liquidation, dissolution or winding up of the Company, each share of Series M Preferred Stock will be entitled to a per share preferential payment equal to the greater of the stated value on the date of such payment and the amount per share such holder would receive if such holder converted such Series M Preferred Stock into Common Stock immediately prior to the date of such payment. All shares of capital stock will be junior in rank to Series M Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company, except for the Company’s Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock and Series L Preferred Stock. The holders of Series M Preferred Stock will be entitled to receive dividends if and when declared by our board of directors. The Series M Preferred Stock shall participate on an “as converted” basis, with all dividends declared on our common stock.  In addition, if we grant, issue or sell any rights to purchase our securities pro rata to all our record holders of our common stock, each holder will be entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of common stock acquirable upon complete conversion of all Series M Preferred Stock then held.

We are prohibited from effecting a conversion of the Series M Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series M Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series M Preferred Stock, but not in excess of the beneficial ownership limitations.

The foregoing description of the Series M Preferred Stock is not complete and is qualified in its entirety by reference to the full text of the Form of Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this report and is incorporated by reference herein.

Item 8.01
Other Events.

On February 1, 2018, the Board of Directors approved a 1-for-3 reverse stock split (the “Reverse Split”) for the purpose of increasing the market price of our Common Stock in order to regain compliance with the NASDAQ Capital Market’s $1.00 minimum closing bid price continued listing requirement. The Company’s stockholders had previously approved a reverse split ratio of not less than 1-for-2 and not more than 1-for-20 at any time prior to September 28, 2018, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors. The Company intends to effectuate the reverse split as promptly as practicable, subject to approval by NASDAQ.  There is no guarantee when or if the Reverse Split will be effective.

On February 6, 2018, the Company issued a press release announcing the offering and the Reverse Split. A copy of the press release is attached hereto as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01
Financial Statements and Exhibits.

(d) Exhibits

3.1	Form of Certificate of Designations, Preferences and Rights of the 0% Series M Convertible Preferred Stock
4.1	Form of Warrant
10.1	Form of Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release dated February 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MABVAX THERAPEUTICS HOLDINGS, INC.

Dated: February 6, 2018	/s/ J. David Hansen
J. David Hansen
President and Chief Executive Officer